Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 4, 2003 relating to the consolidated financial statements of Illinois Power Company, which appears in Illinois Power Company’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings “Selected Historical Financial Information” and “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas

June 13, 2003